CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 9, 1996 included in ElectroStar, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Form S-8 Registration Statement.

/s/ Arthur Andersen LLP
- -----------------------
    ARTHUR ANDERSEN LLP

Salt Lake City, Utah
June 24, 1996